UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2021

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-189057-01	94-2969738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 El Camino Real, Suite 200
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 677-0900
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Retail Opportunity Investments Corp.	Common Stock, par value $0.0001 per share	ROIC	NASDAQ
Retail Opportunity Investments Partnership, LP	None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Change in role for Mr. Edward H. Meyer

On February 25, 2021, Retail Opportunity Investment Corp. (the “Company”) announced that Edward H. Meyer, a long-tenured independent director, has advised the Board of Directors (the “Board”) of the Company that he will not stand for re-election at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) upon expiration of his current term. Mr. Meyer’s leadership, business acumen and invaluable contributions over the years have been instrumental in the company’s growth and success and Mr. Meyer will continue to serve the Company as director emeritus. The decision of Mr. Meyer to not stand for re-election to the Board was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Appointment of Ms. Angela Ho

On February 23, 2021, the Board elected Angela Ho to become a new independent director of the Board effective March 1, 2021. In connection with this election the Board temporarily increased the size of the Board by one director until the 2021 Annual Meeting when Mr. Meyer does not stand for re-election.

Ms. Ho, 37, has served as Senior Vice President and Chief Accounting Officer of OceanFirst Bank since 2016. From 2012 to 2016, she served as Vice President and Controller at Northfield Bank and from 2010 to 2012 she served as Accounting Policy Manager at Signature Bank. Prior to that she worked at KPMG in the New York Financial Services Practice from 2006 to 2010. Ms. Ho is a New York Certified Public Accountant and a Chartered Global Management Accountant. She is an active member of the American Institute of Certified Public Accountants (AICPA) and currently serves on the AICPA Governing Council. Ms. Ho has been awarded American Banker’s 2020 Next List, Asian American Business Development Center’s 2018 Outstanding 50 Asian Americans in Business, and New Jersey Bankers Association’s 2015 New Leaders in Banking. Ms. Ho received a B.S. in Accounting from University of Massachusetts Amherst and an M.B.A. from The Wharton School of the University of Pennsylvania. The Company believes that Ms. Ho’s extensive experience in the banking and accounting industries make her qualified to serve as a member of the Board.

Effective March 1, 2021, Ms. Ho was also appointed by the Board to serve as a member of the Audit Committee. The Board has determined that Ms. Ho is an independent director pursuant to the NASDAQ corporate governance requirements, SEC rules governing the qualifications of audit committee members, the Company’s Corporate Governance Guidelines, certain categorical standards used by the Board to assist it in making determinations with respect to the independence of directors, and the written charter of the Audit Committee. The Board has also determined that Ms. Ho qualifies as an “audit committee financial expert” as defined in SEC rules.

As an independent member of the Board and a member of the Audit Committee, Ms. Ho will be entitled to receive annual director cash retainer and equity compensation as more fully described in the Company’s Proxy Statement filed with the SEC on March 23, 2020 and has been granted 7,468 shares of restricted stock pursuant to the Company’s Amended and Restated 2009 Equity Incentive Plan.

There are no arrangements or understandings with any person pursuant to which Ms. Ho was elected as a director of the Board. Ms. Ho is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2021	RETAIL OPPORTUNITY INVESTMENTS CORP.
	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP
	By:	RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner
	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer